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                                                                     EXHIBIT 5.1


                                November 7, 2001


Daisytek International Corporation
1025 Central Expressway South
Suite 200
Allen, Texas  75013

         Re: Registration of up to 403,400 shares of Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-8

Gentlemen:

         At the request of Daisytek International Corporation, a Delaware corporation (the "Company"), this opinion is being furnished to the Company for filing as Exhibit 5.1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 403,400 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company that may be issued by the Company from time to time (i) to participants in the Daisytek International Corporation 1998 Employee Stock Purchase Plan (the "Plan") pursuant to the provisions of the Plan and (ii) to certain employees pursuant to the Daisytek International Corporation Non-Qualified Stock Option Agreements (the "Stock Option Agreements") between such employees and the Company.

         In our capacity as counsel to the Company and for the purpose of rendering the opinions hereinafter expressed, we have relied solely upon the documents, certificates and other items described on Exhibit A attached hereto and have made no other investigation or inquiry.

         This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. The general qualifications of the Accord apply to all of the opinions set forth herein.

         Based solely upon the foregoing, and subject to the qualifications, limitations, and assumptions set forth in the Accord and set forth below, we are of the opinion that the Shares that may be issued and sold pursuant to the Plan (and, where required, authorized forms of agreements evidencing the grant of stock options and other awards under the Plan) and the Stock Option Agreements will be, when issued and sold in accordance with the Plan (and such authorized forms of agreements) and the Stock Option Agreements and for a consideration at least equal to the par value of such Shares, duly authorized and validly issued, fully paid, and nonassessable.

         For purposes of rendering the above opinion, we have assumed with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized

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by the Company's Amended and Restated Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock issued under the Plan and the Stock Option Agreements, and (iv) that no change occurs in the applicable law or the pertinent facts.

         The opinion set forth above is limited to the substantive laws of the State of Texas and Delaware and no opinion is expressed herein as to matters governed by any other law.

         This opinion is rendered solely to you in connection with the foregoing matters. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and also to the use of our name in the Registration Statement and the prospectus that is deemed to be a part thereof under the caption "Legal Matters" as having passed upon certain legal matters in connection with the Shares. By so consenting, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          MUNSCH HARDT KOPF & HARR, P.C.


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                                    EXHIBIT A


1.       Amended and Restated Certificate of Incorporation of the Company.

2.       Amended and Restated Bylaws of the Company, as amended.

3. Certificate of Existence of the Company issued by the Secretary of State of Delaware on November 6, 2001.

4.       Form of the Company's Non-Qualified Stock Option Agreement.

5. The Plan, together with authorized forms of agreements evidencing the grant of stock options and other awards thereunder, where applicable.

6.       The Registration Statement, together with all exhibits thereto.

7. Officer's Certificate, dated the date hereof, executed by the President and Secretary of the Company certifying, among other things, (i) the resolutions of the Company's Board of Directors pursuant to which the Plan was adopted and amended and shares of Common Stock to be issued pursuant to the Plan were reserved for issuance by the Board, (ii) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, as amended, (iii) the Plan, together with authorized forms of agreements evidencing the grant of stock options and other awards thereunder, (iv) the resolutions of the Compensation Committee of the Company's Board of Directors pursuant to which the Stock Option Agreements were authorized by the Company and pursuant to which shares to be issued pursuant to the Stock Option Agreements were reserved for issuance, and (v) the authorized Common Stock, the number of issued and outstanding shares of Common Stock of the Company, and the number of shares of Common Stock reserved for issuance by the Company under the Plan.

8. Telephone confirmation by the Secretary of State of Delaware on the date hereof that the Company is validly existing and in good standing under the laws of the State of Delaware.